Exhibit 23


                          Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of HSB Group, Inc. on Forms S-8 (File Nos. 33-4397, 33-36519, and 333-29605) of our report dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedules of HSB Group, Inc. and its subsidiaries as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand



Hartford, Connecticut
March 27, 1998